UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 492-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 9, 2012, Diamond Offshore Drilling, Inc. (the “Company”) announced that a subsidiary, Diamond Offshore Drilling Limited, has entered into a turnkey contract with Hyundai Heavy Industries Co., Ltd. (“Hyundai”) for construction of a new ultra-deepwater drillship with delivery scheduled in the fourth quarter of 2014. Total cost, including commissioning, spares and project management, but excluding capitalized interest, is expected to be approximately $655 million.

The new drillship, to be named Ocean BlackLion, will be of the same design as the Company’s three units currently on order with Hyundai. Design specifications include dynamic-positioning, dual activity capability, a maximum hook-load capacity of 1,250 tons, and operating capability at water depths up to 12,000 feet, though initially outfitted for operation at 10,000 feet. The unit will also feature two seven-ram blowout preventer (“BOP”) stacks, with the second available for use as a spare.

The Company has elected to equip its previously announced drillships now under construction with an additional seven-ram BOP to improve rig reliability. The cost to add a second BOP is approximately $34 million, bringing the average total price for each of the previously announced drillships to approximately $640 million.

The Company also announced that it has completed the sale of four jack-up drilling rigs in two separate transactions. The Ocean Heritage was sold for $45 million in cash, and the cold stacked mat-supported rigs Ocean Champion, Ocean Crusader, and Ocean Drake were together sold for $10 million in cash; all four units were held for sale in the Company’s first-quarter financial results.

Filed herewith is a copy of such press release.

Statements in this report that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning future costs, sources of funds, timing of construction and delivery, future market conditions, rig design and capabilities, competition, future returns and future utilization and profitability. Such statements are inherently subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated, estimated or projected. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other documents filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, contract cancellation, changes in oil and natural gas prices, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit number	Description

99.1	Press release dated May 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ William C. Long
William C. Long Senior Vice President, General Counsel and Secretary

Dated: May 9, 2012

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